SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation or organization)	Commission File Number 000-27039	87-0406858 (I.R.S. Employer Identification Number)

1340 West Valley Parkway Suite #205 Escondido, California 92029

(Address of Principal Executive Offices and Zip Code)

(888) 777-4362

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

(a)(1) On March 19, 2018, Marijuana Company of America, Inc. (the “Registrant”) terminated a material definitive agreement not made in the ordinary course of its business. The parties to the agreement are the Registrant and GateC Research, Inc. (“GateC”). With the exception of the entry into a Recession and Mutual Release Agreement terminating the material definitive agreement, no material relationship exists between the Registrant, or any of the Registrant’s affiliates or control persons on the one hand, and GateC, and any of its affiliates or control persons on the other hand.

(a)(2) On March 17, 2017, the Registrant and GateC entered into a Joint Venture Agreement (“Agreement”). The Registrant committed to raise up to one and one-half million dollars ($1,500,000) over a six-month period, with a minimum commitment of five hundred thousand ($500,000 USD) within a three (3) month period; and, information establishing brands and systems for the representation of marijuana related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the marijuana industry.

GateC agreed to contribute its management and control services and systems related to marijuana grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow marijuana did not contain a conditional use permit.

On or about November 28, 2017, GateC and the Registrant orally agreed to a suspension of the Registrant’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of marijuana.

As a result of the Registrant’s entry into the Recession and Mutual Release Agreement, GateC and the Registrant rescinded the Agreement and concurrently released each other from any all any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against each other and their Affiliates, arising out of the Agreement.

The Registrant incurred no termination penalties as the result of its entry into the Recession and Mutual Release Agreement.

Section 8 - Other Events

Item 8.01 Other Events.

After due consideration, the Registrant determined to terminate its operations involving the direct growth, cultivation, harvesting and distribution of marijuana. The Registrant is committed to continuing its operations in the industrial hemp business, including its hempSMART™ products, which contain CBD derived from industrial hemp.

In light of the foregoing, the Registrant will file an amendment to its Form 1012g to clarify its disclosures and provide updated exhibits and financial statements.

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Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description
10.1	Recession and Mutual Release Agreement
10.2	Joint Venture Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 19, 2018

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Donald Steinberg

Donald Steinberg

Chief Executive Officer

(Principal Executive Officer)

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